Exhibit 10.1
SENIOR STRATEGIC ADVISOR AGREEMENT

THIS AGREEMENT is made by and between Palomar Medical Technologies, Inc. (hereafter “Company”), and Louis P. (Dan) Valente of 44 Concord Rd, Weston, MA 02493 (hereafter “Advisor”), commencing on 3/9/12 (“Effective Date”).

WHEREAS, Advisor represents he has the ability and experience to render strategic advisory services to Company and desires to provide these services to Company;

WHEREAS, Company wishes to obtain the services of Advisor;

NOW, THEREFORE, based on the foregoing and other covenants, conditions, and promises hereinafter set forth, Company and Advisor hereby agrees as follows:

1. Scope of Work

Advisor will perform the advisory services for Company and/or its affiliates (together, the “Company”) described in Schedule 1 (the “Services”).

2. Compensation

Company will pay Advisor an advisory fee in the amount and on the terms specified in Schedule 2.

3. Manner of Performance

Advisor represents that Advisor has the requisite expertise, ability, and legal right to render the Services and will perform the Services in an efficient manner.  Advisor will abide by all laws, rules, and regulations that apply to the performance of the Services.

4. Independent Contractor

Advisor is not a partner, employee, or agent of Company and shall have no authority to incur expenses on Company’s behalf without prior written consent.  All statements submitted by Advisor for expenses shall be subject to approval by Company.  Advisor is solely responsible for all workers’ compensation and insurance premiums and liability, withholding and paying any and all federal, state, and local taxes, social security payments, and any other taxes or payments which may be due incident to payments made by Company for service services rendered under this Agreement.

5. Termination

Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement for any reason by giving sixty (60) days’ written advance notice.  Company may, at its option, immediately terminate this Agreement by giving written notice in the event of Advisor’s breach or in the event Advisor is unable to or refuses to perform in accordance with any provision of this Agreement.  Upon termination of this Agreement, pursuant to this paragraph, Company’s obligation to pay Advisor’s compensation shall cease on the effective date of termination.

6. Confidential Information

In order to assist Advisor in the performance of this Agreement, Company may provide Advisor with confidential information belonging to Company or to third parties working with Company including, but not limited to, trade secrets, ideas, data, business plans, drawing, concepts, creative works, inventions, and compilations of information (hereafter “Confidential Information”).

Advisor shall use at least the same degree of care to protect and prevent unauthorized disclosure of any Confidential Information as he or she would use to protect and prevent unauthorized disclosures of his own proprietary information unless such information (a) was known to Advisor prior to receipt of the information directly or indirectly from Company; (b) is now or becomes known to Advisor through no act or failure to act on the part of Advisor or of any person under any obligation of confidentiality to Company; or (c) is now or becomes generally known or available to the public.  Advisor shall use Confidential Information only in the performance of this Agreement.  No other use of Confidential Information, whether for Advisor’s benefit or for the benefit of others, shall be permitted.  In no event is Advisor authorized to disclose Confidential Information without the prior written approval of Company. Advisor agrees that Advisor’s obligations under this Paragraph 6 shall apply during the term of this Agreement and for a period of five (5) years after the expiration of this Agreement.

7. Company Property

All Company Confidential Information referred to above and similar items relating to Company’s business, including work product by Advisor and/or coming into Advisor’s possession, shall remain the exclusive property of Company.  Advisor shall return to Company all such Company property or third party Confidential Information obtained during the course of this Agreement when this Agreement terminates or at such earlier time as might be requested by Company.  Company shall have the sole right to use, sell, license, publish, or otherwise disseminate or transfer rights in work prepared by Advisor pursuant to the performance of this Agreement.

8. Inventions

Advisor shall, during and subsequent to the term of this Agreement, communicate to Company all inventions, designs, or improvements or discoveries made or conceived in connection with any Confidential Information received or  project or work assignment performed pursuant to this Agreement whether conceived by Advisor alone or with others and whether or not conceived during regular working hours.  Advisor shall assign to Company and hereby does assign to Company, without further consideration or compensation, all right, title, and interest in and to such inventions, designs, improvements, or discoveries.  Advisor shall also provide Company, at Company’s expense, all proper assistance to obtain and maintain in any and all nations, patents for these inventions, designs, improvements, or discoveries and vest Company with full and exclusive title to all patents.  All inventions, designs, improvements, or discoveries covered by this paragraph shall be and remain the property of Company, whether or not patented.

9. Copyrights and Trademarks

All material produced under this Agreement, whether produced by Advisor alone or with others and whether or not produced during regular working hours, shall be considered work made for hire and the property of Company.  Advisor shall, during and subsequent to the term of this Agreement, assign to Company and hereby does assign to Company, without further consideration or compensation, all right, title, and interest in and to all material produced under this Agreement.  Advisor shall also provide Company, at Company’s expense, all proper assistance to secure for Company and maintain for Company’s benefit all trademarks and trade names and registrations thereof, copyrights and registrations, extensions, and renewals thereof on all such material, including any translations.  All material produced under this Agreement shall be and remain the property of Company whether or not registered.

10. Use and Disclosure of Ideas and the Like

Advisor shall not use or disclose to Company any subject matter in the course of performing this Agreement, including ideas, processes, designs, and methods, unless he or she has the right to so use or disclose.  Advisor shall hold Company harmless for the use of subject matter disclosed or used in the performance of this Agreement when it is know or should have reasonable been known by Advisor that others have rights therein.  During the term of this Agreement, Advisor may provide services to other parties so long as those services do not interfere with the Services to be rendered to Company, except as provided in section 11.

11. No Assignment

Advisor shall not subcontract, assign or delegate any portions of the Services or any monies due hereunder.

12. Entire Agreement

This Agreement constitutes the entire understanding of the Parties and revokes and supersedes any and all other prior agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement contains all of the covenants and agreements between the parties with respect to said matter.  This Agreement may not be altered, amended, or modified except by written instrument signed by the parties hereto and specifically referring to this Agreement.  The failure of either Party at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or as a waiver of the right thereafter to enforce each and every such provision.  If any provision of this Agreement is found to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

13. Applicable Law

This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the Commonwealth of Massachusetts, U.S.A.  This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be interpreted, construed, and enforced under and governed by the laws of the Commonwealth of Massachusetts, without regard to its principles of conflict of laws, and the United States of America.  It is the intention of the Parties that any notice provisions of this Agreement shall not be construed as an Agreement by the Parties that the laws of any other state or country govern the terms of this Agreement.  All disputes shall be resolved in the applicable state or federal courts of Massachusetts.  The Parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.  Any signature on this Agreement, any notice, or other document executed in connection with this Agreement may be transmitted by facsimile and shall be treated for all purposes as an original document.

No other rights or licenses are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates below their respective names.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso
Joseph P. Caruso, CEO

Date: March 9, 2012

ADVISOR

By: /s/ Louis P. (Dan) Valente
Louis P. (Dan) Valente

Date: March 9, 2012

Schedule 1

ADVISOR’S DUTIES

Advisor’s duties shall include providing strategic advising to the Company in various areas, including but not limited to mergers and acquisitions, new business development and other strategic initiatives.

Schedule 2

COMPENSATION

Company will pay Advisor $8,333.33 per month. All currency expressed herein shall be in US Dollars. No other costs or expenses shall be paid.